Canada Southern Petroleum Ltd.
                        INSTRUCTIONS FOR PURCHASING STOCK

The following instructions are intended to assist you in completing Form 1 of the enclosed RIGHTS CERTIFICATE for the purchase of Limited Voting Shares. We urge you to read the enclosed Prospectus before completing the RIGHTS CERTIFICATE.

IF AFTER READING THESE INSTRUCTIONS YOU STILL HAVE QUESTIONS ABOUT FILLING OUT THE RIGHTS CERTIFICATE PLEASE CALL MORROW AND CO. INC. TOLL-FREE (800) 662-5200.

Please refer to the sample Rights Certificate for the location of the circled numbers that are referred to in the instructions.

STEP 1
You are entitled to purchase one Limited Voting Share for every __ rights you have received. The number of rights that you received is printed in the box labeled NUMBER OF RIGHTS on the front of the Rights Certificate. When you have determined the number of shares you wish to purchase from your Guaranteed Allotment, enter that amount on Form 1 line (a) on the back page of the Rights Certificate (1). This amount may not exceed the amount of your Guaranteed Allotment which is the number of your rights divided by __. For example, if you received 1,000 rights, divide this number by __ and insert the result (__ shares) on line (a).

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              Worksheet to determine Guaranteed Allotment - line (a).

         Number of Rights received                             (1)______________

         Number of Rights needed to purchase one share of
         Limited Voting Shares                                 (2)______________

         Guaranteed Allotment: line (1) divided by line (2)
         Enter this amount on Form 1 line (a) (1)              (3)______________

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STEP 2
If you have subscribed for the entire amount of your Guaranteed Allotment (1), then you may also subscribe for the purchase of additional shares which are not subscribed for by other shareholders. The amount of this Contingent Allotment is two (2) times your Guaranteed Allotment. If you wish to purchase any of these additional shares, please enter the number you wish to purchase on Form 1 line
(b) (2). This amount may not exceed ___ times the amount on Form 1 line (a) (1). In the case of an oversubscription of the Contingent Allotment, shares will be issued on a pro rata basis, and appropriate refunds will be made by the Company's Agent.

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              Worksheet to determine Contingent Allotment - line (b).

         Guaranteed Allotment line (3) above                   (4)______________

         Contingent Allotment: __ times line (4) above
         Enter this amount on Form 1 line (b) (2).             (5)______________
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STEP 3
Add lines (a) and (b) and enter the result on Form 1 line (c) (3).

STEP 4
You may subscribe in either U.S. or Canadian funds by multiplying the amount on Form 1 line (c) (3) times $_______ (U.S.) or $_______ (Can.) (the subscription price per share) and enter the result on Form 1 line (d) (4).

STEP 5
Make check payable in U.S. funds to American Stock Transfer and Trust Company for the amount due on Form 1 line (d) (4) and checks payable in Canadian funds to Montreal Trust Company of Canada.

STEP 6
Send the completed RIGHTS CERTIFICATE and check in payment of the amount due in U.S. funds to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, NY 10005. A REPLY ENVELOPE is provided for your convenience in returning your RIGHTS CERTIFICATE and payment. Properly completed Rights Certificates and checks must be received by 4:30 P.M. Eastern Standard Time on ____________, 2000. Payment may also be made in Canadian funds to Montreal Trust Company of Canada, 600, 530 - 8th Avenue S.W., Calgary, Alberta, Canada T2P 3S8.

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                        FOR SUBSCRIPTIONS IN U.S. FUNDS:
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              AN EXERCISE OF RIGHTS EVIDENCED HEREBY IS IRREVOCABLE
              FORM 1 - EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises Rights to subscribe for Limited Voting Shares of Canada Southern Petroleum Ltd. as indicated below, on the terms and subject to the conditions specified in the Prospectus, the receipt of which is hereby acknowledged.

(a)   Number of Limited Voting Shares of Canada Southern  Petroleum                 (a)    (1)                 100
      Ltd. subscribed for pursuant to the Guaranteed Allotment:                            ---------------------------------------
(b)   Number  of shares  subscribed  for  pursuant  to the right to
      oversubscribe   (Contingent   Allotment).    The   Guaranteed
      Allotment must be exercised in full by the Rights Holder
      and the  aggregate  number of shares  subscribed  for on line
      (b) may not exceed ___ (__) times line (a) above.                             (b)    (2)                 000
                                                                                           ---------------------------------------
(c)   Total (sum of lines (a) and (b)):                                             (c)    (3)                 000
                                                                                           ---------------------------------------
(d)   Total  Subscription  Price  (number  of  shares  on line  (c)
      multiplied  by the  Subscription  Price  of $____  (U.S.)  or
      $____ (Can. per share):                                                       (d)    $(4)               0000
                                                                                           ---------------------------------------

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                      FOR SUBSCRIPTIONS IN CANADIAN FUNDS:
--------------------------------------------------------------------------------

              AN EXERCISE OF RIGHTS EVIDENCED HEREBY IS IRREVOCABLE
              FORM 1 - EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises Rights to subscribe for Limited Voting Shares of Canada Southern Petroleum Ltd. as indicated below, on the terms and subject to the conditions specified in the Prospectus, the receipt of which is hereby acknowledged.

(a)   Number of Limited Voting Shares of Canada Southern  Petroleum
      Ltd. subscribed for pursuant to the Guaranteed Allotment:                     (a)    (1)                 100
                                                                                           ------------------------------------
(b)   Number of shares subscribed for pursuant to the right to
      oversubscribe (Contingent Allotment).  The Guaranteed
      Allotment must be exercised in full by the Rights Holder
      and the aggregate number of shares subscribed for on
      line (b) may not exceed ___ (__) times line (a) above.                        (b)    (2)                 000
                                                                                           ------------------------------------
(c)   Total (sum of lines (a) and (b)):                                             (c)    (3)                 000
                                                                                           ------------------------------------
(d)   Total Subscription Price (number of shares on line (c)
      multiplied by the Subscription Price of $____ (U.S.) or
      $_____ (Can. per share):                                                      (d)    $(4)              00000
                                                                                           ------------------------------------